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                                                                      EXHIBIT 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Boundless Motor Sports Racing, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Paul Kruger, Chairman and Chief Executive Officer the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Paul Kruger
    Paul Kruger, Chairman and Chief Executive Officer

         In connection with the Quarterly Report of Boundless Motor Sports Racing, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Roy Mers, Chief Financial Officer the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Roy Mers
    Roy Mers, Chief Financial Officer